EXHIBIT 10.4
MARKETING SUPPORT AGREEMENT
     This MARKETING SUPPORT AGREEMENT (this “Agreement”) is entered into on this the ___day of                     , 2006, by and between UNITED DEVELOPMENT FUNDING III, L.P., a Delaware limited partnership (the “Partnership”), and UMTH Funding Services, LP, a Delaware limited partnership (“UMTH Funding”).
W I T N E S S E T H
     WHEREAS, the Partnership will offer units of limited partnership interest to the public in an offering to be registered with the Securities and Exchange Commission and the securities commissions of certain identified states (the “Offering”);
     WHEREAS, the Partnership desires to avail itself of the experience, sources of information, advice and assistance of UMTH Funding and to have UMTH Funding undertake the duties and responsibilities hereinafter set forth, subject to the supervision of the general partner of the Partnership (the “General Partner”); and
     WHEREAS, UMTH Funding is willing to undertake to render such services, subject to the supervision of the General Partner, on the terms and conditions hereinafter set forth.
     NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:
ARTICLE I
MARKETING SUPPORT SERVICES
1.01 Appointment. The Partnership hereby appoints UMTH Funding to provide to the Partnership marketing support services on the terms and conditions set forth in this Agreement, and UMTH Funding hereby accepts such appointment.
1.02 Duties of UMTH Funding. UMTH Funding undertakes to use its best efforts to provide the Partnership, its wholesalers and selected dealers with such services as may be reasonably requested by the General Partner to support the Partnership’s offering of limited partnership interest. In performance of this undertaking, subject to the supervision of the General Partner and consistent with the provisions of the Partnership’s most recent prospectus relating to the Offering (the “Prospectus”) and agreement of limited partnership (the “Partnership Agreement”), UMTH Funding shall, either directly or by engaging a third party approved by the General Partner:
(a) advise the Partnership with respect to marketing its units of limited partnership interest;
(b) oversee the selection of selected dealers and direct proper documentation and recordkeeping relating to such selected dealers;
(c) coordinate the due diligence process conducted by the various selected dealers including coordinating the gathering of requested information and preparation of due diligence response packages and correspondence, as well as serving as liaison among the respective due diligence officers, the Partnership and other constituencies, such as outside auditors and attorneys, from whom information relating to the Partnership is required; and
(d) investigate, select, and, on behalf of the Partnership, engage such vendors or other persons UMTH Funding deems necessary to the proper performance of its obligations hereunder, including but not limited to creative design and printing firms.
1.03 Prohibited Activities of UMTH Funding. UMTH Funding hereby represents that it is not associated with (i) a broker as defined in Section 3(a)(4) of the Securities Exchange Act of 1934, as amended or (ii) an investment adviser as defined in Section 202(a)(11) of the Investment Advisers Act of 1940, and does not engage in the sale of securities. As such, UMTH Funding agrees that it will not negotiate with or make any recommendations, render any investment advice, provide any opinion or make representations to any potential investor or any of such potential investor’s directors, officers, employees, agents or other representatives, regarding a potential investment in the Partnership.
1.04 Other Activities of UMTH Funding. Nothing herein contained shall prevent UMTH Funding or its affiliates from engaging in other activities, including, without limitation, the rendering of services to other persons (including affiliates of the Partnership); nor shall this Agreement limit or restrict the right of the general partner of UMTH Funding or any director, officer, employee or affiliate of UMTH Funding to engage in any other business or to render services of any kind to any other person.
ARTICLE II
COMPENSATION
2.01 Marketing Support Fee. The Partnership shall pay UMTH Funding a monthly Marketing Support Fee in an amount equal to 0.8% of the gross proceeds received by the Partnership in connection with the Offering during the preceding month, provided however, that no Marketing Support Fee will be paid with respect to proceeds to the Partnership from the sale of units of limited partnership interest under the Partnership’s distribution reinvestment plan as described in the Prospectus. The Marketing Support Fee may or may not be taken, in whole or in part as to any given month, in the sole discretion of UMTH Funding. All or any portion of the Marketing Support Fee not taken as to any given month shall be deferred without interest and may be taken in such other month as UMTH Funding shall determine.
2.02 Expenses.
(a) In addition to the compensation paid to UMTH Funding pursuant to Section 2.01 hereof, the Partnership shall pay directly or reimburse UMTH Funding for all of the expenses paid or incurred by UMTH Funding in connection with the services it provides to the Partnership pursuant to this Agreement.
(b) Expenses incurred by UMTH Funding on behalf of the Partnership and payable pursuant to this Section 2.02 shall be reimbursed no less than quarterly to UMTH Funding within 60 days after the end of each quarter. UMTH Funding shall prepare a statement documenting the expenses of the Partnership during each quarter, and shall deliver such statement to the Partnership within 45 days after the end of each quarter.
2.03 Other Services. Should the General Partner request that UMTH Funding or any officer or employee thereof render services for the Partnership other than set forth in Section 1.02, such services shall be separately compensated at such rates and in such amounts as are agreed by UMTH Funding and the General Partner, subject to the limitations contained in the Prospectus and the Partnership Agreement, and shall not be deemed to be services pursuant to the terms of this Agreement.
ARTICLE III
TERM AND TERMINATION
3.01 Term; Renewal. This Agreement shall continue in force until the termination of the Offering, unless terminated earlier at the option of either party upon 30 days written notice to the other party without cause or penalty. This Agreement may be renewed for any period of time mutually agreed upon by the parties in writing.
3.02 Payments to and Duties of UMTH Funding upon Termination. After the termination of this Agreement, UMTH Funding shall not be entitled to compensation for further services hereunder except it shall be entitled to receive from the Partnership within 30 days after the effective date of such termination all earned but unpaid fees payable to UMTH Funding prior to termination of this Agreement and all reimbursements of expenses incurred prior to the termination of this Agreement.
ARTICLE IV
INDEMNIFICATION
4.01 Indemnification by UMTH Funding. UMTH Funding shall indemnify and hold harmless the Partnership from contract or other liability, claims, damages, taxes or losses and related expenses, including attorneys’ fees, to the extent that such liability, claims, damages or losses and related expenses are not fully reimbursed by insurance and are incurred by reason of UMTH Funding’s bad faith, fraud, misfeasance, misconduct, negligence or reckless disregard of its duties.
ARTICLE V
MISCELLANEOUS
5.01 Assignment to an Affiliate. This Agreement may be assigned by UMTH Funding to an affiliate of UMTH Funding with the approval of the General Partner. UMTH Funding may assign any rights to receive fees or other payments under this Agreement without obtaining the approval of the General Partner. This Agreement shall not be assigned by the Partnership without the consent of UMTH Funding, except in the case of an assignment by the Partnership to a corporation or other organization which is a successor to all of the assets, rights and obligations of the Partnership, in which case such successor organization shall be bound hereunder and by the terms of said assignment in the same manner as the Partnership is bound by this Agreement. This Agreement shall be binding on successors to the Partnership and shall likewise be binding upon any successor to UMTH Funding.
5.02 Relationship of UMTH Funding and Partnership. The Partnership and UMTH Funding are not partners or joint venturers with each other, and nothing in this Agreement shall be construed to make them such partners or joint venturers or impose any liability as such on either of them.
5.03 Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing unless some other method of giving such notice or other communication is accepted by the party to whom it is given, and shall be given by being delivered by hand or by overnight mail or other overnight delivery service to the addresses set forth herein:

To the General Partner
and to the Partnership:	United Development Funding III, L.P.
1702 N. Collins Boulevard
Suite 100
Richardson, Texas 75080

To UMTH Funding:	UMTH Funding Services, LP
1702 N. Collins Boulevard
Suite 100
Richardson, Texas 75080
Either party shall, as soon as reasonably practicable, give notice to the other party of a change in its address for the purposes of this Section 5.03.
5.04 Modification. This Agreement shall not be changed, modified, or amended, in whole or in part, except by an instrument in writing signed by both parties hereto, or their respective successors or assignees.
5.05 Severability. The provisions of this Agreement are independent of and severable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.
5.06 Choice of Law; Venue. The provisions of this Agreement shall be construed and interpreted in accordance with the laws of the State of Texas, and venue for any action brought with respect to any claims arising out of this Agreement shall be brought exclusively in Dallas County, Texas.
5.07 Entire Agreement. This Agreement contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof.
5.08 Waiver. Neither the failure nor any delay on the part of a party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.
5.09 Headings. The titles and headings of sections and subsections contained in this Agreement are for convenience only, and they neither form a part of this Agreement nor are they to be used in the construction or interpretation hereof.
5.10 Execution in Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.
     IN WITNESS WHEREOF, the parties hereto have executed this Marketing Support Agreement as of the date and year first above written.

UNITED DEVELOPMENT FUNDING III, L.P.

By:	UMTH Land Development, L.P. its General Partner

By:

Hollis M. Greenlaw, Director

UMTH FUNDING SERVICES, LP

By:

its General Partner

By:

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